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                                                                   EXHIBIT 10.48


                                 LOAN AGREEMENT


         THIS LOAN AGREEMENT (this "Agreement") is made as of December 18, 1996, by and among FFCA MORTGAGE CORPORATION, a Delaware corporation ("FFCA"), whose address is 17207 North Perimeter Drive, Scottsdale, Arizona 85255, CBI RESTAURANTS, INC., a Delaware corporation ("CBI"), whose address is 1200 North Harbor Boulevard, Anaheim, California 92803-4349 and CASA BONITA Texas, L.P., a Texas limited partnership ("Casa"), whose address is 1200 North Harbor Boulevard, Anaheim, California 92803-4349.

                             PRELIMINARY STATEMENT:

         Unless otherwise expressly provided herein, all defined terms used in this Agreement shall have the meanings set forth in Section 1. Debtor has requested from FFCA, and applied for, the Loans to provide long-term financing for the Premises, and for no other purpose whatsoever. Each Loan will be evidenced by a Note and secured by a first priority security interest in the corresponding Premises pursuant to a Deed of Trust. FFCA has committed to make the Loans pursuant to the terms and conditions of the Commitment, this Agreement and the other Loan Documents.

                                   AGREEMENT:

         In consideration of the mutual covenants and provisions of this Agreement, the parties agree as follows:

         1. DEFINITIONS. The following terms shall have the following meanings for all purposes of this Agreement:

         "Affiliate" means any Entity controlling, controlled by or under common control with any other Entity.

         "Casa Loan Agreement" means that certain Loan Agreement dated as of the date hereof among FFCA, CBI and Casa Bonita Incorporated, a Texas corporation.

         "Closing" shall have the meaning set forth in Section 4.

         "Closing Date" means the date specified as the closing date in
Section 4.

         "Code" means the United States Bankruptcy Code, 11 U.S.C. Sec. 101 et seq., as amended.

         "Counsel" means legal counsel to Debtor and Guarantor, licensed in the state(s) in which (i) the Premises are located, (ii) Debtor and/or Guarantor are incorporated or formed and (iii) Debtor and/or Guarantor maintain principal places of business, as selected by Debtor and Guarantor, as the case may be, and approved by FFCA.


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         "Debtor" means, collectively, Casa and CBI.

         "Deed of Trust" means the deed of trust or mortgage, assignment of rents and leases, security agreement and fixture filing to be executed by Casa for the benefit of FFCA substantially in the form of Exhibit C attached to this Agreement. A Deed of Trust will be executed for each Premises.

         "De Minimis Amounts" means with respect to any given level of hazardous substance or solid waste, that level or quantity of hazardous substance or solid waste in any form or combination of forms which does not constitute a violation of any Environmental Laws and is customarily employed in, or associated with, similar businesses located in the applicable county in which the Premises is located.

         "Entity" shall mean any corporation, trust, limited liability company, unincorporated organization, governmental authority or any other form of entity.

         "Environmental Condition" means any condition with respect to soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium comprising or surrounding the Premises, whether or not yet discovered, which could reasonably be expected to result in any damage, loss, cost, expense, claim, demand, order or liability to or against Debtor or FFCA by any third party (including, without limitation, any government entity) arising under any Environmental Laws, including, without limitation, any condition resulting from the operation of Debtor's business and/or the operation of the business of any other property owner or operator in the vicinity of the Premises and/or any activity or operation formerly conducted by any person or entity on or off the Premises.

         "Environmental Indemnity Agreement" means the environmental indemnity agreement to be executed by Debtor for the benefit of FFCA substantially in the form of Exhibit F attached to this Agreement. An Environmental Indemnity Agreement will be executed for each Premises.

         "Environmental Laws" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law relating to Hazardous Materials, relating to liability for or costs of Remediation or prevention of Releases or relating to liability for or costs of other actual or threatened danger from any Environmental Condition. "Environmental Laws" includes, but is not limited to, the following statutes, as amended, any successor thereto, and any regulations promulgated pursuant thereto, and any state or local statutes, ordinances, rules, regulations and the like addressing similar issues: the Comprehensive Environmental Response, Compensation and Liability Act; the Emergency Planning and Community Right-to-Know Act; the Hazardous Materials Transportation Act; the Resource Conservation and Recovery Act (including but not limited to Subtitle I relating to underground storage tanks); the Solid Waste Disposal Act; the Clean Water Act; the Clean Air Act; the Toxic Substances Control Act; the Safe Drinking Water Act; the Occupational Safety and Health Act; the Federal Water Pollution Control Act; the Federal Insecticide, Fungicide and Rodenticide Act; the Endangered Species Act; the National


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Environmental Policy Act; and the River and Harbors Appropriation Act.
"Environmental Laws" also includes, but is not limited to, any present and future federal, state and local laws, statutes, ordinances, rules, regulations and the like, as well as common law: conditioning transfer of property upon a negative declaration or other approval of a governmental authority of the environmental condition of the property and requiring notification or disclosure of Releases or other environmental condition of the Premises to any governmental authority or other person or entity, whether or not in connection with transfer of title to or interest in property.

         "Environmental Reports" means the environmental reports provided to FFCA by Debtor with respect to each of the Premises pursuant to Section 9.E.

         "Event of Default" has the meaning set forth in Section 10.

         "Fee" means an underwriting, site assessment, valuation, processing and commitment fee equal to $99,367.50.

         "Guarantor" means CKE Restaurants, Inc., a Delaware corporation.

         "Guaranty" means a guaranty of payment and performance substantially in the form of Exhibit D attached to this Agreement to be executed by Guarantor for the benefit of FFCA. A Guaranty shall be executed for each Premises.

         "Hazardous Materials" means (a) any toxic substance or hazardous waste, substance or related material, or any pollutant or contaminant; (b) radon gas, asbestos in any form which is or could become friable, urea formaldehyde foam insulation, transformers or other equipment which contains dielectric fluid containing levels of polychlorinated biphenyls in excess of federal, state or local safety guidelines, whichever are more stringent, or any petroleum product;
(c) any substance, gas, material or chemical which is or may be defined as or included in the definition of "hazardous substances," "toxic substances," "hazardous materials," hazardous wastes" or words of similar import under any Environmental Laws; and (d) any other chemical, material, gas or substance the exposure to or release of which is or may be prohibited, limited or regulated by any governmental or quasi-governmental entity or authority that asserts or may assert jurisdiction over the Premises or the operations or activity at the Premises, or any chemical, material, gas or substance that does or may pose a hazard to the health and/or safety of the occupants of the Premises or the owners and/or occupants of property adjacent to or surrounding the Premises.

         "Loan" means the loan for each Premises described in Section 2 and in the amount set forth in Exhibit A. Each Loan will be evidenced by a Note and secured by a Deed of Trust.

         "Loan Amount" means, with respect to each Premises, the amount set forth in Section 2.

         "Loan Documents" means, collectively, this Agreement, the Notes, the Deeds of Trust, the Environmental Indemnity Agreements, the UCC-1 Financing Statements, the Guaranties, the Title Matters Agreement and all other documents executed in connection therewith or contemplated


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thereby.

         "Note" means the promissory note substantially in the form of Exhibit B attached to this Agreement to be executed by Debtor in favor of FFCA. A Note in the corresponding Loan Amount will be executed for each Premises.

         "Permitted Exceptions" means those exceptions to title approved in writing by FFCA pursuant to Section 9 of this Agreement.

         "Premises" means the parcels of real estate described in Exhibit A attached hereto, all rights, privileges and appurtenances associated therewith, and all buildings, fixtures and other improvements now or hereafter located thereon (whether or not affixed to such real estate).

         "Release" means any presence, release, deposit, discharge, emission, leaking, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials.

         "Remediation" means any response, remedial, removal, or corrective action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Material, any actions to prevent, cure or mitigate any Release, any action to comply with any Environmental Laws or with any permits issued pursuant thereto, any inspection, investigation, study, monitoring, assessment, audit, sampling and testing, laboratory or other analysis, or any evaluation relating to any Hazardous Materials.

         "Threatened Release" means a substantial likelihood of a Release which requires action to prevent or mitigate damage to the soil, surface waters, groundwaters, land, stream sediments, surface or subsurface strata, ambient air or any other environmental medium comprising or surrounding the Premises which may result from such Release.

         "Title Company" means the title insurance company described in
Section 4.

         "Title Matters Agreement" means that certain agreement dated as of the date of this Agreement among Debtor, Guarantor and FFCA with respect to certain title matters described therein.

         "UCC-1 Financing Statements" means such UCC-1 Financing Statements as FFCA shall require to be executed and delivered by Debtor with respect to the Premises.

         2. TRANSACTION. (a) On the terms and subject to the conditions set forth in the Loan Documents, FFCA shall make the Loans. The Loans will be evidenced by the Notes and secured by the Deeds of Trust. The Guarantor will provide further security for the Loans by executing and delivering a Guaranty with respect to each Loan. Debtor shall repay the outstanding principal amount of the Loans together with interest thereon in the manner and in accordance with the terms and conditions of the Notes and the other Loan Documents. The aggregate Loan Amount shall not


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exceed $13,249,000.00, allocated among the Premises as set forth on the attached
Exhibit A. The Loans shall be advanced at the Closing in cash or its equivalent subject to any prorations and adjustments required by this Agreement.

         (b) Debtor shall have the option (the "Conversion Option") from and after the Closing Date, subject to the conditions hereinafter set forth, to convert the interest rate accruing under any Note from the Adjustable Rate (as defined in the Note) to a fixed rate of interest (the "Base Interest Rate") by providing FFCA written notice of Debtor's election ("Debtor's Notice") to exercise the Conversion Option not less than thirty (30) days prior to such conversion becoming effective (the "Notice Period"). The conversion shall be effective on the first calendar day of the first month which follows the month in which the last day of the Notice Period occurs (the "Conversion Date"). Debtor shall have the right to exercise the Conversion Option upon satisfaction of the following conditions:

         (i) Debtor shall have provided FFCA with financial statements (either audited financial statements or, if Debtor does not have audited financial statements, certified financial statements) and such other information concerning itself which FFCA requires to assess Debtor's then financial condition, and, FFCA's investment committee shall have approved such financial condition in its sole discretion;

         (ii) There shall be no event of default under this Agreement, the Note, the Deed of Trust or any of the other Loan Documents or any other document further securing the Note;

         (iii) Debtor shall have delivered to FFCA an amendment and restatement of the Note in a form acceptable to FFCA to reflect Debtor's exercise of the Conversion Option;

         (iv) Debtor shall have delivered to FFCA a confirmation of the Deed of Trust in a form acceptable to FFCA;

         (v) Debtor shall have caused Title Company to deliver to FFCA an endorsement to the Title Policy, dated as of the Conversion Date, insuring title to the Premises in FFCA, free and clear of all defects and encumbrances except those approved in writing by FFCA and its counsel, with all standard exceptions deleted to the extent permitted by law and containing:

                                    (a)     full coverage against liens of
                           mechanics, materialmen, laborers and any other parties who might claim statutory or common law liens in the Loan Amount, as updated from time to time;

                                    (b)     no survey  exceptions other than
                           those previously approved by FFCA and FFCA's counsel in writing;

                                    (c)     such other endorsements or
                           agreements which provide


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                           equivalent protection in the event that the foregoing
                           described endorsements are not available, as FFCA and its counsel may reasonably request; and

                                    (d)     such other endorsements as FFCA
                           deems appropriate or necessary.

         Debtor agrees to deliver or cause to be delivered such affidavits, indemnities, notices and/or other agreements as Title Company may require in order to provide the title insurance coverage required pursuant to this and all other agreements between FFCA and Title Company with respect to the subject matter of this Agreement. Title Company shall not agree to delete from the Title Policy any exceptions without FFCA's prior consent.

         The Base Interest Rate shall be determined as of the Conversion Date and shall be a rate of interest established by FFCA's investment committee in its sole discretion based on the then financial condition of Debtor and such investment committee's customary underwriting criteria then in effect.

         From and after the Conversion Date, fixed equal monthly payments, based on the amortization of the outstanding principal amount of the Note as of the Conversion Date (including any accrued interest at the Adjustable Rate) over the period from and after the Conversion Date until the Maturity Date (as such term is defined in the Note) at the Base Interest Rate shall be due and payable commencing on the first day of the calendar month following the month in which the Conversion Date occurs and continuing on the first day of each month thereafter until the Maturity Date, at which time the outstanding principal balance of the Note and unpaid interest accrued at the Base Interest Rate shall be due and payable. From and after the Conversion Date, Debtor shall have the right to pre-pay the Note, as amended and restated, in accordance with the terms thereof; provided, however, the foregoing is not intended to restrict Debtor's rights of prepayment pursuant to the terms and conditions of any Note at any time prior to the Conversion Date.

         Debtor shall be responsible for the payment of all reasonable costs and expenses incurred by Debtor and FFCA as a result of Debtor's exercise of the Conversion Option, including, without limitation, attorneys' fees and expenses, title insurance endorsements and charges, survey costs and the cost of assessments and inspections of the Premises, as applicable.

         3. UNDERWRITING, SITE ASSESSMENT, VALUATION, PROCESSING AND COMMITMENT FEE. Debtor paid FFCA a portion of the Fee in the amount of $66,245.00 pursuant to the Commitment, and such portion was deemed nonrefundable and fully earned when received. The remainder of the Fee shall be paid at the Closing and shall be deemed nonrefundable and fully earned upon the Closing. The Fee constitutes FFCA's underwriting, site assessment, valuation, processing and commitment fee. If the Closing does not occur for any reason other than a breach or default by FFCA or the failure of FFCA to satisfy all conditions precedent imposed upon it prior to the consummation of the transactions described in the Commitment, FFCA shall retain the Fee (without affecting or limiting FFCA's remedies set forth in this Agreement or in the Commitment).


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         4.      CLOSING. (a) The Loan shall be closed (the "Closing") within 30 days following the satisfaction of all of the terms and conditions contained in this Agreement, but in no event shall the date of the Closing be extended beyond December 31, 1996 (the "Closing Date"), unless such extension shall be approved by FFCA in its sole discretion.

         (b) FFCA has ordered a title insurance commitment for each Premises from Fidelity National Title Insurance Company ("Title Company"). Prior to the Closing Date, the parties hereto shall deposit with Title Company all documents and moneys necessary to comply with their obligations under this Agreement. Title Company shall not cause the transaction to close unless and until it has received written instructions from FFCA to do so. All costs of such transaction shall be borne by Debtor, including, without limitation, the cost of title insurance premiums and endorsements, the attorneys' fees and expenses of Debtor, the attorneys' fees and expenses of FFCA, the Phase I environmental reports to be delivered pursuant to 9.E of this Agreement, FFCA's in-house inspection costs and fees, the cost of the surveys, stamp taxes, transfer fees, escrow and recording fees and site inspection fees for the Premises. All real and personal property and other applicable taxes and assessments and other charges relating to the Premises which are due and payable on or prior to the Closing Date as well as taxes and assessments due and payable subsequent to the Closing Date but which Title Company requires to be paid at Closing as a condition to the issuance of the title insurance policies described in Section 9.C, shall be paid by Debtor at or prior to the Closing, and all other taxes and assessments shall be paid by Debtor. The closing documents shall be dated as of the Closing Date.

         Debtor and FFCA hereby employ Title Company to act as escrow agent in connection with this transaction. Debtor and FFCA will deliver to Title Company all documents, pay to Title Company all sums and do or cause to be done all other things necessary or required by this Agreement, in the reasonable judgment of Title Company, to enable Title Company to comply herewith and to enable any title insurance policies provided for herein to be issued. Title Company is authorized to pay, from any funds held by it for FFCA's or Debtor's respective credit all amounts necessary to procure the delivery of such documents and to pay, on behalf of FFCA and Debtor, all charges and obligations payable by them, respectively. Debtor will pay all charges payable by it to Title Company. Title Company is authorized, in the event any conflicting demand is made upon it concerning these instructions or the escrow, at its election, to hold any documents and/or funds deposited hereunder until an action shall be brought in a court of competent jurisdiction to determine the rights of Debtor and FFCA or to interplead such documents and/or funds in an action brought in any such court. Deposit by Title Company of such documents and funds, after deducting therefrom its charges and its expenses and attorneys' fees incurred in connection with any such court action, shall relieve Title Company of all further liability and responsibility for such documents and funds. Title Company's receipt of this Agreement and opening of an escrow pursuant to this Agreement shall be deemed to constitute conclusive evidence of Title Company's agreement to be bound by the terms and conditions of this Agreement pertaining to Title Company. Disbursement of any funds shall be made by, certified check or wire transfer, as directed by FFCA and Debtor. Title Company shall be under no obligation to disburse any funds represented by check or draft, and no check or draft shall be payment to Title Company in compliance with any of the requirements hereof, until it is advised by the bank in which such


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check or draft is deposited that such check or draft has been honored. Title
Company is authorized to act upon any statement furnished by the holder or payee, or a collection agent for the holder or payee, of any lien on or charge or assessment in connection with the Premises, concerning the amount of such charge or assessment or the amount secured by such lien, without liability or responsibility for the accuracy of such statement. The employment of Title Company as escrow agent shall not affect any rights of subrogation under the terms of any title insurance policy issued pursuant to the provisions thereof.

         5. REPRESENTATIONS AND WARRANTIES OF FFCA. The representations and warranties of FFCA contained in this Section are being made to induce Debtor to enter into this Agreement and consummate the transactions contemplated herein, and Debtor has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. FFCA represents and warrants to Debtor as follows:

                  A. Organization of FFCA. FFCA has been duly formed, is validly existing and has taken all necessary action to authorize the execution, delivery and performance by FFCA of this Agreement.

                  B. Authority of FFCA. The person who has executed this Agreement on behalf of FFCA is duly authorized so to do.

                  C. Enforceability. Upon execution by FFCA, this Agreement shall constitute the legal, valid and binding obligation of FFCA, enforceable against FFCA in accordance with its terms.

         All representations and warranties of FFCA made in this Agreement shall be and will remain true and complete as of the Closing Date as if made and restated in full as of such date, and shall survive the Closing.

         6. REPRESENTATIONS AND WARRANTIES OF DEBTOR. The representations and warranties of Debtor contained in this Section are being made to induce FFCA to enter into this Agreement and consummate the transactions contemplated herein, and FFCA has relied, and will continue to rely, upon such representations and warranties from and after the execution of this Agreement and the Closing. Debtor represents and warrants to FFCA as follows:

                  A. Information and Financial Statements. Debtor has delivered to FFCA financial statements (either audited financial statements or, if Debtor does not have audited financial statements, certified financial statements) and certain other information concerning themselves and Guarantor, which financial statements and other information are true, correct and complete in all material respects; and no material adverse change has occurred with respect to any such financial statements and other information provided to FFCA since the date such financial statements and other information were prepared or delivered to FFCA. Debtor understands that FFCA is relying upon such financial statements and information. All such financial statements were prepared in accordance with generally


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         accepted accounting principles consistently applied and accurately reflect as of the date of such financial statements the financial condition of each individual or entity to which they pertain.

                  B. Organization and Authority of Debtor. (1) CBI and Casa are duly organized, validly existing and in good standing under the laws of Delaware and Texas, respectively, and qualified as foreign corporations to do business in any jurisdiction where such qualification is required, except where the failure to be qualified will not have a material adverse effect on Debtor or the Premises. All necessary corporate, partnership or limited liability company action has been taken to authorize the execution, delivery and performance of this Agreement and of the other documents, instruments and agreements provided for herein.

                  (2) The persons who have executed this Agreement on behalf of CBI and Casa are duly authorized so to do.

                  C. Enforceability of Documents. Upon execution and delivery by CBI and Casa or Guarantor, respectively, this Agreement and the other Loan Documents shall constitute the legal, valid and binding obligations of CBI, Casa and Guarantor, respectively, enforceable against the applicable parties in accordance with their respective terms.

                  D. Litigation. There are no suits, actions, proceedings or investigations pending or threatened against or involving CBI, Casa, Guarantor or the Premises before any court, arbitrator, or administrative or governmental body which could reasonably result in any material adverse change in the contemplated business, condition, worth or operations of CBI, Casa, Guarantor or the Premises.

                  E. Absence of Breaches or Defaults. CBI, Casa and Guarantor are not, and the authorization, execution, delivery and performance of this Agreement and the Loan Documents will not result, in any breach or default under any other material document, instrument or agreement to which CBI, Casa or Guarantor is a party or by which CBI, Casa, Guarantor, the Premises or any of the property of CBI, Casa or Guarantor is subject or bound. The authorization, execution, delivery and performance of this Agreement and the other Loan Documents will not violate any applicable law, statute, regulation, rule, ordinance, code, rule or order.

                  F. Utilities. At the Closing Date, the Premises will be served by ample public utilities to permit full utilization of the Premises for their intended purpose and all utility connection fees and use charges which are then due and payable will have been paid in full.

                  G. Intended Use and Zoning; Compliance With Laws. Debtor intends to use


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         the Premises solely for the operation of Taco Bueno and/or, upon prior written notice to FFCA, any other nationally or regionally recognized chain concept restaurants, and related ingress, egress and parking, and for no other purposes. Debtor is the owner of the trademark and the tradename for the Taco Bueno restaurant concept. Such intended use does not violate any zoning or other governmental requirement applicable to the Premises. Debtor has not received notice from any applicable governmental authority that the Premises do not comply nor does Debtor have any reason to believe that Premises do not comply in all material respects with all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders and approvals of any governmental agencies, departments, commissions, bureaus, boards or instrumentalities of the United States, the states in which the Premises are located and all political subdivisions thereof, including, without limitation, all health, building, fire, safety and other codes, ordinances and requirements, all applicable standards of the National Board of Fire Underwriters and the Americans With Disabilities Act of 1990, except for violations or noncompliance which would not have a material adverse effect on Debtor or any of the Premises.

                  H. Area Development; Wetlands. No condemnation or eminent domain proceedings affecting the Premises have been commenced or, to the best of Debtor's knowledge, are contemplated. To the best of Debtor's knowledge, the areas where the Premises are located have not been declared blighted by any governmental authority. The Premises and the real property bordering the Premises are not designated by any applicable federal, state and/or local governmental authority as wetlands.

                  I. Licenses and Permits; Access. Prior to the Closing Date, Debtor shall have all required licenses and permits, both governmental and private, to use and operate the Premises in the intended manner, except for such licenses and permits which the failure to have would not have material adverse effect on the Debtor or any of the Premises. There are adequate rights of access to public roads and ways available to the Premises to permit full utilization of the Premises for their intended purposes and all such public roads and ways have been completed and dedicated to public use.

                  J. Condition of Premises. As of the Closing Date, the Premises, including the equipment located thereon, will be of good workmanship and materials, fully equipped and operational, in good condition and repair and free from structural defects.

                  K. Environmental. Debtor is fully familiar with the present use of the Premises, and, after due inquiry, Debtor has become generally familiar with the prior uses of the Premises. To the best of Debtor's knowledge, without independent investigation other than a review of the Environmental Reports, and except as described in the Environmental Reports, no Hazardous Materials have been used, handled, manufactured, generated, produced, stored, treated, processed, transferred or disposed of at or on the Premises, except in compliance with all applicable Environmental Laws, and no Release or Threatened Release has occurred at or on the Premises except in substantial compliance with all applicable Environmental Laws. To the best of Debtor's knowledge, without


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         independent investigation other than a review of the Environmental
         Reports, and except as described in the Environmental Reports, the activities, operations and business undertaken on, at or about the Premises, including, but not limited to, any past or ongoing alterations or improvements at the Premises, are and have been at all times, in compliance in all material respects with all Environmental Laws. No further action is required to remedy any Environmental Condition or violation of, or to be in full compliance in all material respects with, any Environmental Laws, and no lien has been imposed on the Premises in any federal, state or local governmental or quasi-governmental entity in connection with any Environmental Condition, the violation or threatened violation of any Environmental Laws or the presence of any Hazardous Materials on or off the Premises.

                  There is no pending or threatened litigation or proceeding before any court, administrative agency or governmental body in which any person or entity alleges the violation or threatened violation of any Environmental Laws or the presence, Release, Threatened Release or placement on or at the Premises of any Hazardous Materials, or of any facts which would give rise to any such action, nor has Debtor (a) received any notice (and Debtor has no actual or constructive knowledge) that any governmental or quasi-governmental authority or any employee or agent thereof has determined, threatens to determine or requires an investigation to determine that there has been a violation of any Environmental Laws at, on or in connection with the Premises or that there exists a Release, Threatened Release or placement of any Hazardous Materials on or at the Premises, or the use, handling, manufacturing, generation, production, storage, treatment, processing, transportation or disposal of any Hazardous Materials at or on the Premises except in substantial compliance with all applicable Environmental Laws; (b) received any notice under the citizen suit provision of any Environmental Law in connection with the Premises or any facilities, operations or activities conducted thereon, or any business conducted in connection therewith; or (c) received any request for inspection, request for information, notice, demand, administrative inquiry or any formal or informal complaint or claim with respect to or in connection with the violation or threatened violation of any Environmental Laws or existence of Hazardous Materials relating to the Premises or any facilities, operations or activities conducted thereon or any business conducted in connection therewith.

                  L. Title to Personal Property; First Priority Lien. Upon Closing, title to the Personal Property (as defined in the Deeds of Trust) will be vested in Casa, free and clear of all liens, encumbrances, charges and security interests of any nature whatsoever, except the Permitted Exceptions. Upon Closing, FFCA shall have a first priority lien on the Personal Property pursuant to the Deeds of Trust and the UCC-1 Financing Statements.

                  M. No Other Agreements and Options. Neither CBI, Casa, Guarantor nor the Premises are subject to any commitment, obligation, or agreement, including, without limitation, any right of first refusal, option to purchase or lease granted to a third party, which could or would prevent or hinder FFCA in making the Loans or prevent or hinder Debtor or Guarantor, as the case may be from fulfilling their respective obligations under this Agreement or the other Loan Documents.

                  N. No Mechanics' Liens. There are no outstanding accounts payable, mechanics' liens, or rights to claim a mechanics' lien in favor of any materialman, laborer, or any other person or entity in connection with labor or materials furnished to or performed on any portion of the Premises; no work has been performed or is in progress nor have materials been supplied to the Premises or agreements entered into for work to be performed or materials to be supplied to the Premises prior to the date hereof, which will not have been fully paid for on or before the Closing Date or which might provide the basis for the filing of such liens against the Premises or any portion thereof.

                  O. No Reliance. Debtor acknowledges that FFCA did not prepare or assist in the preparation of any of the projected financial information used by Debtor in analyzing the economic viability and feasibility of the transaction contemplated by this Agreement. Furthermore, CBI and Casa acknowledge that they have not relied upon, nor may they hereafter rely upon, the analysis undertaken by FFCA in determining the amount of the Loans, and such analysis will not be made available to CBI or Casa.

         All representations and warranties of Casa and CBI made in this Agreement shall be and will remain true and complete as of and subsequent to the Closing Date as if made and restated in full as of such time and shall survive the Closing.

         7. COVENANTS. Debtor covenants to FFCA from and after the Closing Date as follows:

                  A.       Inspections. Debtor shall, at all  reasonable times,
         (i) provide FFCA and FFCA's officers, employees, agents, advisors, attorneys, accountants, architects, and engineers with reasonable access to the Premises, all drawings, plans, and specifications for the Premises in possession of Debtor, all engineering reports relating to the Premises in the possession of Debtor, the files and correspondence relating to the Premises, and the financial books and records, including lists of delinquencies, relating to the ownership, operation, and maintenance of the Premises, and (ii) allow such persons to make such inspections, tests, copies, and verifications as FFCA considers necessary.

                  B. Fixed Charge Coverage Ratio. Until such time as all of Debtor's obligations under the Notes and the other Loan Documents are paid, satisfied and discharged in full, Debtor shall maintain an aggregate Fixed Charge Coverage Ratio at all of the Premises of at least 1.50:1. For purposes of this Section, the term "Fixed Charge Coverage Ratio" shall mean with respect to the twelve month period of time immediately preceding the date of determination, the ratio calculated for such period of time of (a) the sum of Net Income, Depreciation and Amortization, Interest Expense and Operating Lease Expense, less a corporate overhead allocation in an amount equal to 5% of Gross Sales, to (b) the sum of the FFCA Payments and the Equipment Payment Amount.

         For purposes of this Section, the following terms shall be defined as set forth below:

                           "Capital Lease" shall mean any lease of any property
                  (whether real, personal or mixed) by Debtor with respect to one or more of the Premises which lease would, in conformity with generally accepted accounting principles consistently applied, be required to be accounted for as a capital lease on the balance sheet of Debtor. The term "Capital Lease" shall not include any operating lease.

                           "Debt" shall mean with respect to all of the Premises
                  and the period of determination (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, indentures, notes or similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations under leases which should be, in accordance with generally accepted accounting principles consistently applied, recorded as Capital Leases, and (v) obligations under direct or indirect guarantees in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

                           "Depreciation and Amortization" shall mean with
                  respect to all of the Premises the depreciation and amortization accruing during any period of determination with respect to Debtor as determined in accordance with generally accepted accounting principles consistently applied.

                           "Equipment Payment Amount" shall mean for any period
                  of determination the sum of all amounts payable during such period of determination under all (i) leases for equipment located at one or more of the Premises and (ii) all loans secured by equipment located at one or more of the Premises (other than the Loans).

                           "FFCA Payments" shall mean with respect to period of
                  determination, the sum of all amounts payable under the Notes.

                           "Gross Sales" shall mean the sales or other income
                  arising from all business conducted at all of the Premises by Debtor during the period of determination, less sales tax and any amounts received from not-for-profit sales of all non-food items approved for use in connection with promotional campaigns.

                           "Interest Expense" shall mean for any period of
                  determination, the sum of all interest accrued or which should be accrued in respect of all Debt of Debtor allocable to one or more of the Premises and all business operations thereon during such period (including interest attributable to Capital Leases), as determined in accordance with generally accepted accounting principles consistently applied.

                           "Net Income" shall mean with respect to the period of
                  determination, the net income or net loss of Debtor allocable to all of the Premises. In determining the amount of Net Income, (i) adjustments shall be made for nonrecurring gains and losses allocable to the period of determination, (ii) deductions shall be made for, among other things, Depreciation and Amortization, Interest Expense and Operating Lease Expense allocable to the period of determination, and (iii) no deductions shall be made for (x) income taxes or charges equivalent to income taxes allocable to the period of determination, as determined in accordance with generally accepted accounting principles consistently applied, or (y) corporate overhead expense allocable to the period of determination.

                           "Operating Lease Expense" shall mean the expenses
                  incurred by Debtor under any operating leases with respect to one or more of the Premises and the business operations thereon during the period of determination, as determined in accordance with generally accepted accounting principles consistently applied.

                  C. Net Worth. At all times while the Obligations (as defined in Section 7.D of this Agreement) of Debtor and Guarantor to FFCA pursuant to the Loan Documents are outstanding, Guarantor and Debtor, taken as a whole with their respective consolidated subsidiaries, shall maintain a consolidated net worth of at least $50,000,000, as determined in accordance with GAAP (as defined in Section 7.D of this Agreement).

                  D. Consolidated Funded Debt to Consolidated Total Capitalization Ratio. At all times while the Obligations of Debtor to FFCA pursuant to the Loan Documents are outstanding, Debtor shall cause Guarantor to maintain a ratio of Consolidated Funded Debt to Consolidated Total Capitalization of not more than 1.0 to 1.0. For purposes of this Section and Section 7.C of this Agreement, the following terms shall be defined as set forth below:

                  "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

                  "Consolidated Funded Debt" means, as of any time determination, all Funded Debt of Guarantor and its Consolidated subsidiaries at such time determined on a Consolidated basis.

                  "Consolidated Tangible Net Worth" means the excess of (i) the total assets of Guarantor and its Consolidated subsidiaries determined on a Consolidated basis in accordance with GAAP MINUS good will and any other items that are classified as intangible in accordance with GAAP, over (ii) all liabilities of Guarantor and its Consolidated subsidiaries determined on a Consolidated basis in accordance with GAAP.

                  "Consolidated Total Capitalization" means, at any time of determination, the sum of (i) Consolidated Funded Debt, and (ii) Consolidated Tangible Net Worth, in each case, as of such time.

                  "Currency Hedging Agreements" means currency swap agreements, currency future or option contracts and other similar agreements.

                  "Debt" of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (f) all Obligations, contingent or otherwise, of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other ownership or profit interest or any warrants, rights or options to acquire such capital stock, (h) all Obligations of such Person in respect of Hedge Agreements, (i) all Debt of others referred to in clauses (a) through
         (h) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss, and (j) all Debt referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt (it being understood that for purposes for this clause (j) the principal amount of such Debt attributed to such Person shall be the fair market value of such property).

                  "Funded Debt" of any Person means Debt in respect of all Advances (as defined in that certain Credit Agreement, dated as of August 1, 1996, by and among Guarantor, the financial institutions named therein as lenders, and NationsBank Texas, N.A., as agent), in the case of Guarantor, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

                  "GAAP" means generally accepted accounting principles consistently applied.

                  "Hedge Agreements" means Interest Rate Contracts and Currency Hedging Agreements.

                  "Insolvency Proceeding" means any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of any Person or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or similar case or proceeding under any Federal or State bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Person or otherwise.

                  "Interest Rate Contracts" means interest rate swap, cap or collar agreements, interest rate future or option contracts and other similar agreements.

                  "Obligations" means, with respect to any Person, any obligations of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding. Without limiting the generality of the foregoing, the Obligations of Debtor under the Loan Documents include
         (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities, taxes, insurance premiums, impounds, late charges, default interest, damages and all other amounts payable by Debtor under any Loan Document and (b) the obligation to reimburse any amount in respect of any of the foregoing that FFCA, in its sole discretion, may elect to pay or advance on behalf of Debtor.

                  "Person" means an individual, partnership, limited liability company, limited liability partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

                  E. Mechanics' Liens. Debtor shall be responsible for any and all claims for mechanics' liens and accounts payable that have arisen or may subsequently arise due to agreements entered into for and/or any work performed on, or materials supplied to the Premises prior to the Closing Date; and Debtor shall and does hereby agree to defend, indemnify and forever hold FFCA and FFCA's designees harmless from and against any and all such mechanics' lien claims, accounts payable or other commitments relating to the Premises.

                  F. Taco Bueno Intellectual Property. In the event that Casa transfers any intellectual property rights with respect to the Taco Bueno restaurant concept, including, without limitation, franchise rights, licenses, trademarks or tradenames, Debtor shall provide FFCA with a collateral assignment of such intellectual property rights associated with the Premises, in form and substance reasonably requested by FFCA.

         8. TRANSACTION CHARACTERIZATION. This Agreement is a contract to extend a financial accommodation (as such term is used in the Code) for the benefit of Debtor. It is the intent of the parties hereto that the business relationship created by this Agreement, the Notes, the Deeds of Trust and the other Loan Documents is solely that of creditor and debtor and has been entered into by both parties in reliance upon the economic and legal bargains contained in the Loan Documents. None of the agreements contained in the Loan Documents is intended, nor shall the same be deemed or construed, to create a partnership between Debtor and FFCA, to make them joint venturers, to make Debtor an agent, legal representative, partner, subsidiary or employee of FFCA, nor to make FFCA in any way responsible for the debts, obligations or losses of Debtor.

         9. CONDITIONS OF CLOSING. The obligation of FFCA to consummate the transaction contemplated by this Agreement is subject to the fulfillment or waiver of each of the following conditions:

                  A. Title. Title to the Premises shall be vested in Casa, free of all liens, encumbrances, restrictions, encroachments and easements, except as otherwise specifically provided herein or agreed to in writing by FFCA ("Permitted Exceptions"), and the liens created by the Deeds of Trust and the UCC-1 Financing Statements. Upon Closing, FFCA will obtain a valid and perfected first priority lien upon and security interest in the Premises.

                  B. Condition of Premises. FFCA shall have inspected and approved the Premises, the Premises and the equipment located thereon shall be in good condition and repair and of good workmanship and materials, and the Premises shall be fully equipped and operational, clean, orderly, sanitary, safe, well-lit, landscaped, decorated, attractive and with a suitable layout, physical plant, traffic pattern and location, all as determined by FFCA in its sole discretion.

                  C. Evidence of Title. FFCA shall have received for each of the Premises a preliminary title report and irrevocable commitment to insure title by means of a mortgagee's, ALTA extended coverage policy of title insurance (or its equivalent, in the event such form is not issued in the jurisdiction where the Premises is located) issued by Title Company showing good and indefeasible title in the Premises in Debtor, committing to insure FFCA's first priority lien upon and security interest in the Premises subject only to Permitted Exceptions and containing such endorsements as FFCA may require (to the extent available under applicable law).

                  D. Survey. FFCA shall have received a current ALTA survey of each of the Premises, the form and substance of which shall be satisfactory to FFCA in its sole discretion. Debtor shall have provided FFCA with evidence satisfactory to FFCA that the location of the Premises is not within the 100-year flood plain or identified as a special flood hazard area as defined by the Federal Insurance Administration.

                  E. Environmental. FFCA shall have received a Phase I environmental report (and a Phase II environmental report, if necessary, as determined by FFCA in its sole discretion) for each of the Premises, the form, substance and conclusions of which shall be satisfactory to FFCA in its sole discretion.

                  F. Compliance With Representations, Warranties and Covenants. All obligations of Debtor under this Agreement shall have been fully performed and complied with, and no event shall have occurred or condition shall exist which would, upon the Closing Date, or, upon the giving of notice and/or passage of time, constitute a breach or default hereunder or under the Loan Documents, or any other agreement between or among FFCA or Debtor pertaining to the subject matter hereof, and no event shall have occurred or condition shall exist or information shall have been disclosed by Debtor or discovered by FFCA which has had or would have a material adverse effect on the Premises, Debtor, Guarantor or FFCA's willingness to consummate the transaction contemplated by this Agreement, as determined by FFCA in its sole and absolute discretion.

                  G. Proof of Insurance. Debtor shall have delivered to FFCA copies of insurance policies, showing that all insurance required by the Loan Documents and providing coverage and limits satisfactory to FFCA are in full force and effect.

                  H. Opinion of Counsel to Debtor and Guarantor. Debtor and Guarantor shall have caused Counsel to prepare and deliver an opinion substantially in the form attached as Exhibit E.

                  I. Guaranty. Debtor shall cause to be delivered to FFCA a Guaranty executed by the Guarantor for each of the Premises.

                  J. Availability of Funds. FFCA presently has sufficient funds to discharge its obligations under this Agreement. In the event that the transaction contemplated by this Agreement does not close on or before the Closing Date, FFCA does not warrant that it will thereafter have sufficient funds to consummate the transaction contemplated by this Agreement.

                  K. Title Matters Agreement. Debtor shall have executed and delivered to FFCA the Title Matters Agreement.

                  L. Closing Documents. At or prior to the Closing Date, FFCA, Guarantor and/or Debtor, as may be appropriate, shall execute and deliver or cause to be executed and delivered to Title Company or FFCA, as may be appropriate, all documents required to be delivered by this Agreement, and such other documents, payments, instruments and certificates, as FFCA may reasonably require in form acceptable to FFCA.

         10. DEFAULT AND REMEDIES. A. Each of the following shall be deemed an event of default by Debtor (an "Event of Default"):

                  (1) If any representation or warranty of Casa or CBI is false in any material respect when made or becomes false in any material respect prior to the Closing Date, or, in the event any such representation or warranty is continuing after the Closing, if any such representation or warranty becomes false in any material respect at any time, or if Casa, CBI or Guarantor renders any false statement of a material fact or account;

                  (2) If any principal, interest or other monetary sum due under the Notes, the Deeds of Trust or any other Loan Document is not paid within five days after the date when due;

                  (3) If Casa, CBI or Guarantor fails to observe or perform any of the other covenants, conditions, or obligations of this Agreement or any other Loan Document within the applicable grace or cure period;

                  (4) If Casa, CBI or Guarantor becomes insolvent within the meaning of the Code, files or notifies FFCA that it intends to file a petition under the Code, initiates a proceeding under any similar law or statute relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts (collectively, an "Action"), becomes the subject of either a petition under the Code or an Action, or is not generally paying its debts as the same become due;

                  (5) If there is an event of default under the Casa Loan Agreement or a material breach or default under any other agreement or instrument, including, without limitation, promissory notes and guaranties, between, among or by (a) Casa, CBI, Guarantor, or any Affiliate of CBI, Casa or Guarantor and, or for the benefit of, (b) FFCA or any Affiliate of FFCA; or

                  (6) If any event occurs or condition exists which does or would upon the Closing Date constitute a material breach or default under any of the Loan Documents.

                  B. If any Event of Default occurs pursuant to subsection A(2) above, FFCA shall not be entitled to exercise its remedies set forth in subsection E below unless and until FFCA shall have given Debtor notice thereof and a period of five days from the delivery of such notice shall have elapsed without such Event of Default being cured.

                  C. FFCA shall not be entitled to exercise its remedies set forth in subsection E below due to a default under subsection A(3) as a result of a breach of the Fixed Charge Coverage Ratio set forth in
         Section 7.B, unless and until FFCA shall have given Debtor notice thereof and Debtor shall have failed within a period of 30 days from the delivery of such notice to either (i) pay to FFCA the FCCR Amount (without premium or penalty) with respect to each of those Premises for which the Fixed Charge Coverage Ratio (with the definitions in Section 7.B modified as applicable to provide for a calculation of the Fixed Charge Coverage Ratio for each of the Premises) is below 1.50:1 (each, a "Subject

         Premises"), or (ii) prepay the Note or Notes corresponding to the Subject Premises in whole but not in part (without premium or penalty). For purposes of this subsection, "FCCR Amount" means that sum of money which, when subtracted from the outstanding principal amount of each Note corresponding to a Subject Premises, and assuming the resulting principal balance is reamortized over the remaining term of such Note, will result in an adjusted Fixed Charge Coverage Ratio for such Subject Premises of at least 1.50:1 based on the prior year's operations. Promptly after Debtor's payment of the FCCR Amount, Debtor and FFCA agree to execute an amendment to each such Note in form and substance reasonably acceptable to FFCA reducing the principal amount payable to FFCA under such Note and reamortizing the principal amount of such Note over the then remaining term of such Note.

                  D. If any event occurs pursuant to subsection A(3) subsequent to the Closing and does not involve a breach of the Fixed Charge Coverage Ratio and does not involve the payment of any monetary sum, is not willful or intentional, does not place any rights or property of FFCA in immediate jeopardy, and is within the reasonable power of Debtor to promptly cure after receipt of notice thereof, all as determined by FFCA in its reasonable discretion, then such event shall not constitute an Event of Default hereunder, unless otherwise expressly provided herein, unless and until FFCA shall have given Debtor notice thereof and a period of 30 days shall have elapsed, during which period Debtor may correct or cure such event, upon failure of which an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind. If such nonmonetary event cannot reasonably be cured within such 30-day period, as determined by FFCA in its reasonable discretion, and Debtor is diligently pursuing a cure of such event, then Debtor shall have a reasonable period to cure such event, which shall not exceed 90 days after receiving notice of the event from FFCA. If Debtor shall fail to correct or cure such event within such 90-day period, an Event of Default shall be deemed to have occurred hereunder without further notice or demand of any kind.

                  E. Upon and during the continuance of an Event of Default, FFCA may declare all obligations of Debtor under the Notes, this Agreement and any other Loan Document to be due and payable, and the same shall thereupon become due and payable without any presentment, demand, protest, notice of intent to accelerate, notice of acceleration or any other type of notice except as otherwise provided herein, and Debtor hereby waives notice of intent to accelerate the obligations secured by the Deeds of Trust. Thereafter, FFCA may exercise, at its option, concurrently, successively or in any combination, all remedies available at law or in equity, including without limitation any one or more of the remedies available under the Notes, the Deeds of Trust or any other Loan Document.

                  Upon and during the continuance of an Event of Default, FFCA shall be entitled to enforce payment and performance of any obligations under the Loan Documents and to exercise all rights and powers under the Notes, this Agreement or under any other Loan Documents or other agreement reasonably required by FFCA any applicable laws now or hereafter in force, notwithstanding that some or all of such obligations may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Agreement nor its enforcement shall prejudice or in any manner affect FFCA's right to realize upon or enforce any other security now or hereafter held by FFCA, it being agreed that FFCA shall be entitled to enforce this Agreement and any other security now or hereafter held by FFCA in such order and manner as it may in its absolute discretion determine. No remedy herein conferred upon or reserved to FFCA is intended to be exclusive of any other remedy given hereunder or now or hereafter existing at law or in equity or by statute. Every power or remedy given by any of the Loan Documents to FFCA, or to which FFCA may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by FFCA.

         11. ASSIGNMENTS. A. FFCA may assign in whole or in part its rights under this Agreement, including, without limitation, any Transfer, Participation and/or Securitization (all as defined in Section 13.P). In the event of any unconditional assignment of FFCA's entire right and interest hereunder, FFCA shall automatically be relieved, from and after the date of such assignment, of liability for the performance of any obligation of FFCA contained herein.

         B. Debtor shall not, without the prior written consent of FFCA sell, assign, transfer, mortgage, convey, encumber or grant any easements or other rights or interests of any kind in the Premises, any of Debtor's rights under this Agreement or any interest in Debtor, whether voluntarily, involuntarily or by operation of law or otherwise, including, without limitation, by merger, consolidation, dissolution or otherwise, except as expressly permitted by the Deeds of Trust.

         12. INDEMNITY. Debtor agrees to indemnify, hold harmless and defend FFCA and its directors, officers, shareholders, employees, successors, assigns, agents, as applicable (collectively, the "Indemnified Parties"), from and against any and all losses, costs, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees, and/or a breach of any of the representations, warranties, covenants, agreements or obligations of Debtor set forth in this Agreement. Without limiting the generality of the foregoing, such indemnity shall include, without limitation, any engineering, governmental inspection and reasonable attorneys' fees and expenses that the Indemnified Parties may incur by reason of any representation set forth in this Agreement being false in any material respect, or by reason of any investigation or claim of any governmental agency in connection therewith.

         13.      MISCELLANEOUS PROVISIONS.

                  A. Notices. All notices, consents, approvals or other instruments required or permitted to be given by either party pursuant to this Agreement shall be in writing and given by (i) hand delivery,
         (ii) facsimile, (iii) express overnight delivery service or (iv) certified or registered mail, return receipt requested, and shall be deemed to have been delivered upon (a) receipt, if hand delivered, (b) transmission, if delivered by facsimile, (c) the next business day, if delivered by express overnight delivery service, or (d) the third business day following the day of deposit of such notice with the United States Postal Service, if sent by certified or registered mail, return receipt requested. Notices shall be provided to the parties and addresses (or facsimile numbers, as applicable) specified below:

            If to CBI:                Joseph N. Stein
                                      Chief Financial Officer
                                      CBI Restaurants, Inc.
                                      1200 North Harbor Boulevard
                                      Anaheim, California 92803-4349
                                      Telephone:       (714) 490-3631
                                      Telecopy:        (714) 490-3695

            with a copy to:    Robert A. Wilson, Esq.
                                      Vice President and General Counsel
                                      CBI Restaurants, Inc.
                                      1200 North Harbor Boulevard
                                      Anaheim, California 92803-4349
                                      Telephone:       (714) 490-3661
                                      Telecopy:        (714) 520-4485

            If to Casa:               Joseph N. Stein
                                      Chief Financial Officer
                                      Casa Bonita Incorporated
                                      1200 North Harbor Boulevard
                                      Anaheim, California 92803-4349
                                      Telephone:       (714) 490-3631
                                      Telecopy:        (714) 490-3695

            with a copy to:    Robert A. Wilson, Esq.
                                      Vice President and General Counsel
                                      Casa Bonita Incorporated
                                      1200 North Harbor Boulevard
                                      Anaheim, California 92803-4349
                                      Telephone:       490-3661
                                      Telecopy:        (714) 520-4485

            If to FFCA:               Dennis L. Ruben, Esq.
                                      Senior Vice President and General Counsel
                                      FFCA Mortgage Corporation
                                      17207 North Perimeter Drive
                                      Scottsdale, AZ  85255
                                      Telephone:       (602) 585-4500
                                      Telecopy:        (602) 585-2226

                  B. Broker's Commission. FFCA and Debtor represent and warrant to each other that they have dealt with no real estate or mortgage broker, agent, finder or other intermediary in connection with the transactions contemplated by this Agreement. FFCA and Debtor shall indemnify and hold each other harmless from and against any costs, claims or expenses, including attorneys' fees, arising out of the breach of their respective representations and warranties contained within this Section.

                  C. Waiver and Amendment. No provisions of this Agreement shall be deemed waived or amended except by a written instrument unambiguously setting forth the matter waived or amended and signed by the party against which enforcement of such waiver or amendment is sought. Waiver of any matter shall not be deemed a waiver of the same or any other matter on any future occasion.

                  D. Captions. Captions are used throughout this Agreement for convenience of reference only and shall not be considered in any manner in the construction or interpretation hereof.

                  E. FFCA's Liability. Notwithstanding anything to the contrary provided in this Agreement, it is specifically understood and agreed, such agreement being a primary consideration for the execution of this Agreement by FFCA, that (i) there shall be absolutely no personal liability on the part of any shareholder, director, officer or employee of FFCA, with respect to any of the terms, covenants and conditions of this Agreement or the other Loan Documents, (ii) Debtor waives all claims, demands and causes of action against FFCA's officers, directors, employees and agents in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA and (iii) Debtor shall look solely to the assets of FFCA for the satisfaction of each and every remedy of Debtor in the event of any breach by FFCA of any of the terms, covenants and conditions of this Agreement or the other Loan Documents to be performed by FFCA, such exculpation of liability to be absolute and without any exception whatsoever.

                  F. Severability. The provisions of this Agreement shall be deemed severable. If any part of this Agreement shall be held unenforceable, the remainder shall remain in full force and effect, and such unenforceable provision shall be reformed by such court so as to give maximum legal effect to the intention of the parties as expressed therein.

                  G. Construction Generally. This is an agreement between parties who are experienced in sophisticated and complex matters similar to the transaction contemplated by this Agreement and is entered into by both parties in reliance upon the economic and legal bargains contained herein and shall be interpreted and construed in a fair and impartial manner without regard to such factors as the party which prepared the instrument, the relative bargaining powers of the parties or the domicile of any party. Debtor and FFCA were each represented by legal counsel competent in advising them of their obligations and liabilities hereunder.

                  H. Other Documents. Each of the parties agrees to sign such other and further documents as may be appropriate to carry out the intentions expressed in this Agreement.

                  I. Attorneys' Fees. In the event of any judicial or other adversarial proceeding between the parties concerning this Agreement, the prevailing party shall be entitled to recover its attorneys' fees and other costs in addition to any other relief to which it may be entitled. References in this Agreement to the attorneys' fees and/or costs of FFCA shall mean both the fees and costs of independent outside counsel retained by FFCA with respect to this transaction.

                  J. Entire Agreement. This Agreement and the other Loan Documents, together with any other certificates, instruments or agreements to be delivered in connection therewith, constitute the entire agreement between the parties with respect to the subject matter hereof, and there are no other representations, warranties or agreements, written or oral, between Debtor and FFCA with respect to the subject matter of this Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                  K. Forum Selection; Jurisdiction; Venue; Choice of Law. Debtor acknowledges that this Agreement was substantially negotiated in the State of Arizona, the Agreement was signed by FFCA in the State of Arizona and delivered by Debtor in the State of Arizona, all payments under the Notes will be delivered in the State of Arizona and there are substantial contacts between the parties and the transactions contemplated herein and the State of Arizona. For purposes of any action or proceeding arising out of this Agreement, the parties hereto hereby expressly submit to the jurisdiction of all federal and state courts located in the State of Arizona and Debtor consents that it may be served with any process or paper by registered mail or by personal service within or without the State of Arizona in accordance with applicable law. Furthermore, Debtor waives and agrees not to assert in any such action, suit or proceeding that it is not personally subject to the jurisdiction of such courts, that the action, suit or proceeding is brought in an inconvenient forum or that venue of the action, suit or proceeding is improper. It is the intent of the parties hereto that all provisions of this Agreement shall be governed by and construed under the laws of the State of Arizona and applicable laws of the United States. To the extent that a court of competent jurisdiction finds Arizona law inapplicable with respect to any provisions hereof, then, as to those provisions only, the laws of the states where the Premises are located shall be deemed to apply. Nothing in this Section shall limit or restrict the right of FFCA to commence any proceeding in the federal or state courts located in the states in which the Premises are located to the extent FFCA deems such proceeding necessary or advisable to exercise remedies available under this Agreement or the other Loan Documents.

                  L. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                  M. Binding Effect. This Agreement shall be binding upon and inure to the benefit of Debtor and FFCA and their respective successors and permitted assigns, including, without limitation, any United States trustee, any debtor in possession or any trustee appointed from a private panel.

                  N. Survival. Except for the conditions of Closing set forth in Sections 2 and 9, which shall be satisfied or waived as of the Closing Date, all representations, warranties, agreements, obligations and indemnities of Debtor and FFCA set forth in this Agreement shall survive the Closing.

                  O. Waiver of Jury Trial and Punitive, Consequential, Special and Indirect Damages. DEBTOR AND FFCA HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THIS WAIVER BY THE PARTIES HERETO OF ANY RIGHT EITHER MAY HAVE TO A TRIAL BY JURY HAS BEEN NEGOTIATED AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN. FURTHERMORE, DEBTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES FROM FFCA WITH RESPECT TO ANY AND ALL ISSUES PRESENTED IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY DEBTOR AGAINST FFCA OR ITS SUCCESSORS WITH RESPECT TO ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY DOCUMENT CONTEMPLATED HEREIN OR RELATED HERETO. THE WAIVER BY DEBTOR OF ANY RIGHT IT MAY HAVE TO SEEK PUNITIVE, CONSEQUENTIAL, SPECIAL AND INDIRECT DAMAGES HAS BEEN NEGOTIATED BY THE PARTIES HERETO AND IS AN ESSENTIAL ASPECT OF THEIR BARGAIN.

                  P. Transfers, Participations and Securitization. A material inducement to FFCA's willingness to complete the transactions contemplated by the Loan Documents is Debtor's agreement that FFCA may, at any time, sell, transfer or assign the Notes, Deeds of Trust and the other Loan Documents, and any or all servicing rights with respect thereto (each, a "Transfer"), or grant participations therein (each, a "Participation"), or complete asset securitization vehicles selected by FFCA prior to Debtor's exercise of the Conversion Option and, if applicable, subsequent to the Debtor's exercise of the Conversion Option, in accordance with all requirements which may be imposed by the investors or the rating agencies involved in such securitized financing transaction, as selected by FFCA, or which may be imposed by applicable securities, tax or other laws or regulations, including, without limitation, laws relating to FFCA's status as a real estate investment trust (each, a "Securitization").

                  Debtor agrees to cooperate in good faith with FFCA in connection with any Transfer, Participation and/or Securitization, including, without limitation, (i) providing such documents, financial and other data, other information and materials, and the results of third-party inspections and analysis of the Premises (the "Disclosures") which would typically be required with respect to Debtor and Guarantor by a purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to such Transfer, Participation and/or the Securitization, as applicable; provided, however, Debtor shall not be required to make Disclosures of any confidential information or any information which has not previously been made public unless required by applicable federal or state securities laws; and (ii) amending the terms of the transactions evidenced by the Loan Documents to the extent necessary so as to satisfy the requirements of purchasers, transferees, assignees, servicers, participants, investors or selected rating agencies involved in any such Transfers, Participations or Securitization, so long as such amendments would not have a material adverse effect upon Debtor or the transactions contemplated hereunder.

                  Debtor consents to FFCA providing the Disclosures, as well as any other information which FFCA may now have or hereafter acquire with respect to the Premises or the financial condition of Debtor and Guarantor, to each purchaser, transferee, assignee, servicer, participant, investor or rating agency involved with respect to each Transfer, Participation and/or Securitization, as applicable. FFCA and Debtor shall each pay their own attorneys fees and other out-of-pocket expenses incurred in connection with the performance of their respective obligations under this Section.

                  Notwithstanding the foregoing, the parties acknowledge and agree that FFCA shall have the right to divide the Notes (and the corresponding Loan Documents) into no more than three groups or pools in connection with one or more Securitizations. If and to the extent that the Notes are divided into more than one such group or pool, Debtor shall maintain an aggregate Fixed Charge Coverage Ratio of at least 1.50:1 for all of the Premises corresponding to the Notes in each such group or pool in addition to maintaining an aggregate Fixed Charge Coverage Ratio for all of the Premises as required by Section

7.B.

         IN WITNESS WHEREOF, Debtor and FFCA have entered into this Agreement as of the date first above written.


                               FFCA:


                               FFCA MORTGAGE CORPORATION,
                               a Delaware corporation



                               By     /s/ Dennis L. Ruben
                                 -----------------------------------------------
                               Printed Name
                                           -------------------------------------
                               Its   Senior Vice President - General Counsel
                                  ----------------------------------------------


                               DEBTOR:

                               CBI RESTAURANTS, INC., a Delaware corporation



                               By     /s/ Joseph N. Stein
                                 -----------------------------------------------
                               Printed Name
                                           -------------------------------------
                               Its    Chief Financial Officer
                                  ----------------------------------------------


                               CASA BONITA TEXAS, L.P., a Texas
                               limited partnership



                               By CASA BONITA INCORPORATED, a Texas corporation,
                                  ----------------------------------------------
                               Its    General Partner
                                  ----------------------------------------------


                               By     /s/ Joseph N. Stein
                                 -----------------------------------------------
                               Printed Name
                                           -------------------------------------
                               Its     Chief Financial Officer
                                  ----------------------------------------------